ARTICLES OF AMENDMENT TO THE
ARTICLES OF INCORPORATION OF
SGI INTERNATIONAL

Pursuant to the provisions of the Utah Revised Business Corporation Act, the undersigned corporation adopts the following Articles of Amendments to its Articles of Incorporation:

FIRST. The name of the corporation is SGI INTERNATIONAL.

SECOND. The following amendments of the Articles of Incorporation were adopted by the Shareholders of the corporation on September 18, 2000, in the manner prescribed by the Utah Revised Business Corporation Act:

ARTICLE IV (a) of the Articles of Incorporation will be deleted and in its place and stead the following shall be substituted:

ARTICLE IV

(a) Capital Stock. The Corporation shall have the authority to issue One Hundred Twenty-Five Million (125,000,000) shares of Common Stock, no par value, and Twenty Million (20,000,000) shares of Preferred Stock par value $0.01 per share. Any stock of the Corporation, which is fully paid, shall not be subject to further call or assessment for any purpose.

THIRD. The number of shares of the Corporation outstanding at the time of such adoption was 68,960,056 and the number of shares entitled to vote thereon was 66,573,809.

FOURTH. The designation and number of outstanding shares of each class entitled to vote thereon as a class were as follows:

Class _________________                                                        Number of Shares
Capital Stock No Par Value                                                               66,573,809

FIFTH. The number of shares voted for and against such amendments was as follows:

Numbers of Shares Voted Amendment _____________                                                               For                   Against
Amendment of ARTICLE IV                                                          53,581,309          1,376,393

SIXTH. The number of shares of each class entitled to vote thereon as a class, which voted for and against such amendment, respectively, was:

                                                                                                   Common Capital Stock No Par Value
                                                                                                             Number of Shares Voted
Amendment ____________                                                              For                        Against
Amendment of ARTICLE IV                                                         53,581,309              1,376,393

SEVENTH. Manner, if not set forth in such amendment, in which any exchange, reclassification, or cancellation of issued shares provided for in the amendment shall be effected, is as follows:

No Change.

EIGHTH. Manner in which such amendment effects change in the amount of stated capital, and the amount of stated capital, and the amount of stated capital as changed by such amendment are as follows:

No Change.

Dated this 18th day of September 2000.

/S/MICHAEL L. ROSE
President

/S/JOHN R. TAYLOR
Secretary